                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of the
[X] Definitive Proxy Statement               Commission Only (as permitted by
[ ] Definitive Additional Materials          Rule 14a-6(e)(2))
[ ] Soliciting Material Under Rule 14a-12

                           Extended Stay America, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount Previously Paid:

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2)   Form, Schedule or Registration Statement No.:

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3)   Filing Party:

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4)   Date Filed:

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

                            [Logo of Extended Stay]

                                 March 29, 2002

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Extended Stay America, Inc., which will be held on Wednesday, May 22, 2002 at the Twitchell Auditorium at Converse College, 580 East Main Street, Spartanburg, South Carolina, commencing at 11:00 a.m.

     Your Board of Directors and Management look forward to personally greeting those Stockholders able to attend.

     At the meeting, in addition to electing six directors, your Board is asking Stockholders to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors. These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the proposals.

     It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to mark, sign, date, and mail the enclosed Proxy in the envelope provided at your earliest convenience.

     Thank you for your cooperation and continued support.

                                  Sincerely,


                                  /s/ H. Wayne Huizenga

                                  H. Wayne Huizenga
                                  Chairman of the Board

                         [Logo of Extended Stay America]

       101 North Pine Street, Suite 200, Spartanburg, South Carolina 29302

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 22, 2002

     You are cordially invited to attend the annual meeting of stockholders of Extended Stay America, Inc., which will be held at the Twitchell Auditorium at Converse College, 580 East Main Street, Spartanburg, South Carolina on Wednesday, May 22, 2002, at 11:00 a.m., Eastern time, for the following purposes:

     1.   To elect directors.

     2. To ratify the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as your Company's independent auditors for 2002.

     3.   To transact any other business that may be presented at the meeting.

     Only stockholders of record at the close of business on March 25, 2002 are entitled to vote at the meeting. A list of those stockholders will be available during normal business hours for a period of 10 days prior to the meeting. The list may be examined by any stockholder, for any purpose relevant to the meeting, at our offices at 101 North Pine Street, Suite 200, Spartanburg, South Carolina.

     A proxy statement and a proxy card solicited by our Board of Directors are enclosed with this notice. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date, and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                       Robert A. Brannon
                                       President, Chief Operating Officer,
                                       Secretary, and Treasurer

Spartanburg, South Carolina
March 29, 2002

--------------------------------------------------------------------------------
               YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED
                   PROXY AND RETURN IT PROMPTLY. THE PROXY IS
                     REVOCABLE AT ANY TIME PRIOR TO ITS USE
--------------------------------------------------------------------------------

                           EXTENDED STAY AMERICA, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 22, 2002

     We sent you this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares of Extended Stay America at our upcoming Annual Meeting of Stockholders for 2002, and at any postponement or adjournment of that meeting. The meeting is to be held at the Twitchell Auditorium at Converse College, 580 East Main Street, Spartanburg, South Carolina at 11:00 a.m., Eastern time, on May 22, 2002. If your proxy is properly executed and returned in a timely manner, it will be voted at the meeting according to the directions you provide. If you do not provide any direction, your proxy will be voted for the election as directors of the nominees named in this Proxy Statement and to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for 2002. They will also be voted on any other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. You have the power to revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Secretary of Extended Stay America, or by delivery of a later-dated proxy.

     Our principal executive offices are located at 101 North Pine Street, Suite 200, Spartanburg, South Carolina 29302 (telephone 864/573-1600). This Proxy Statement is dated March 29, 2002 and we expect to mail proxy materials to you beginning on or about that date. In this Proxy Statement, the words "Extended Stay America," "Company," "we," "our," "ours," and "us" refer to Extended Stay America, Inc. and its subsidiaries.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 25, 2002 are entitled to vote at the annual meeting of stockholders. The only voting stock of the Company outstanding is our common stock (the "Common Stock"), of which 93,579,492 shares were outstanding as of the close of business on March 25, 2002. Each share of Common Stock is entitled to one vote.

     The six nominees who receive the highest number of affirmative votes will be elected as directors. For this purpose, only the affirmative votes from the holders of the shares of the Common Stock that are present in person or represented by proxy and entitled to vote at the meeting will be counted. In general, approval of any other matter by stockholders requires the affirmative vote of the holders of a majority of the shares of the Common Stock that are present in person or represented by proxy and entitled to vote at the meeting. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the meeting constitute a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention from voting on a matter has the same legal effect as a vote against the matter. Broker non-votes and directions to withhold authority are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect other than to reduce the number of affirmative votes needed to approve a proposal. An automated system administered by our transfer agent will be used to tabulate the votes.

1.   ELECTION OF OUR BOARD OF DIRECTORS

     Six directors are to be elected at the meeting. We have designated the persons named below as nominees for election as directors. If elected, they will serve for a term expiring at the annual meeting of stockholders in 2003. All of the nominees are serving as directors as of the date of this Proxy Statement.

     Unless you otherwise instruct us, your properly executed proxy, that is returned in a timely manner, will be voted for election of these six nominees. If, however, any of these nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, your proxy will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may make a reduction in the number of directors to be elected.

     Biographical information concerning our six nominees is presented below.

     H. Wayne Huizenga, age 64, became one of our directors in August 1995 and serves as the Chairman of our Board of Directors. Mr. Huizenga has also served as Chairman of the Board of AutoNation, Inc., which owns the nation's largest chain of franchised automotive dealerships, since August 1995. From August 1995 to September 1999, Mr. Huizenga served as Chief Executive Officer or Co-Chief Executive Officer of AutoNation, Inc. Since May 1998, Mr. Huizenga has served as Chairman of the Board of Republic Services, Inc., a leading provider of non-hazardous solid waste collection and disposal services and served as its Chief Executive Officer from May 1998 until December 1998. Since September 1996, Mr. Huizenga has been Chairman of the Board of Boca Resorts, Inc., which owns and operates luxury resort properties. Since June 1998, Mr. Huizenga has served as a director of NationsRent, Inc., a national chain providing rental equipment primarily to a broad range of construction and industrial customers. Since May 2000, Mr. Huizenga has been Vice-Chairman of the Board of ZixIt Corporation, which develops and markets products and services that enhance privacy, security, and convenience over the internet. Mr. Huizenga is not standing for re-election to ZixIt's board in 2002. Since June 2000, Mr. Huizenga has served as a director of ANC Rental Corporation, which owns and operates Alamo Rent-A-Car, National Car Rental, and CarTemps USA. From September 1994 until October 1995, Mr. Huizenga served as the Vice-Chairman of Viacom Inc. ("Viacom"), a diversified entertainment and communications company. During the same period, Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom. From April 1987 through September 1995, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster Entertainment Corporation ("Blockbuster"), during which time he helped build Blockbuster from a 19-store chain into the world's largest video rental company. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, Inc., which he helped build into the world's largest integrated solid waste services company, and he served in various capacities, including President, Chief Operating Officer, and a director from its inception until 1984. Mr. Huizenga also currently owns the Miami Dolphins and Pro Player Stadium in South Florida.

     George D. Johnson, Jr., age 59, has been our Chief Executive Officer and a director since January 1995. Mr. Johnson is the former President of the Consumer Products Division of Blockbuster Entertainment Group, a division of Viacom. In this position he was responsible for all U.S. video and music stores. Mr. Johnson has over 30 years of experience developing and managing various businesses. He was formerly the managing general partner of WJB Video, the largest Blockbuster franchisee which developed over 200 video stores prior to a merger with Blockbuster in 1993. Mr. Johnson also is the managing member of American Storage, LLC, a chain of 26 self-storage facilities located in the Carolinas and Georgia. He formerly served as a director of Viacom and Chairman of the Board of Home Choice Holdings, Inc. and currently serves on the board of directors of AutoNation, Inc., Boca Resorts, Inc., and Duke Energy Corporation. He has been the Chairman of the Board of Directors of Johnson Development Associates, Inc. since its founding in 1986. Johnson Development Associates, Inc. is a real estate management, leasing, and development company controlling approximately four million square feet of commercial, retail, and industrial property located in the Carolinas and Georgia which are owned by various partnerships controlled by Mr. Johnson and his brother, Stewart H. Johnson. Mr. Johnson practiced law in Spartanburg, South Carolina from 1967 until 1986 and served three terms in the South Carolina House of Representatives.

     Donald F. Flynn, age 62, became one of our directors in August 1995. Mr. Flynn is Chairman and Chief Executive Officer of Flynn Enterprises, Inc., a venture capital, hedging, and consulting firm based in Chicago, Illinois. Since February 1998, Mr. Flynn has been the sole director or Chairman of LKQ Corporation, a company engaged in the automobile recycling business. Mr. Flynn was the Vice Chairman of Blue Chip Casino, Inc., an owner and operator of a riverboat gaming vessel located in Michigan City, Indiana, from February 1997 to November 1999, when it was sold to Boyd Gaming Corporation. From 1972 through 1990, Mr. Flynn held various positions with Waste Management, Inc., including Senior Vice President and Chief Financial Officer. Mr. Flynn was one of the original investors in, and a director of, Blockbuster from February 1987 until September 1994 when Blockbuster was sold to Viacom. Mr. Flynn also serves as a director of Psychemedics Corporation, a provider of drug testing services.

     Stewart H. Johnson, age 58, became one of our directors in August 1995. Mr. Johnson is currently the Chairman of the Board of Directors and Chief Executive Officer of Morgan Corporation, a privately-held construction company specializing in site preparation. Mr. Johnson has been directing the operations of Morgan Corporation since 1971. Mr. Johnson also serves as Secretary for Johnson Development Associates. Mr. Johnson is the brother of George D. Johnson, Jr., our Chief Executive Officer.

     John J. Melk, age 65, became one of our directors in August 1995. Mr. Melk has been Chairman and Chief Executive Officer of H2O Plus, Inc., a bath and skin care product manufacturer and retail distributor, since 1988. Mr. Melk also has served as Chief Executive Officer of Fisher Island Holdings, Inc., a real estate development company, since 1998. Since August 1995, Mr. Melk has been a director of AutoNation, Inc. Mr. Melk has been a private investor in various businesses since March 1984 and, prior to March 1984, he held various positions with Waste Management, Inc. and its subsidiaries, including President of Waste Management International plc, a subsidiary of Waste Management, Inc. From 1991 through 1999, Mr. Melk served as a director of Psychemedics Corporation. From February 1987 until March 1989 and from May 1993 until September 1994, Mr. Melk served as a director of Blockbuster. He also served as the Vice Chairman of Blockbuster from February 1987 until March 1989.

     Peer Pedersen, age 77, became one of our directors in August 1995. In 1957, Mr. Pedersen founded the law firm of Pedersen & Houpt, P.C., in Chicago, Illinois and currently serves as Chairman of the firm. Mr. Pedersen served as a director of Aon Corporation from 1974 to 1998 and as a director of Waste Management, Inc. from 1979 to 1998. He also currently serves as a director of several privately-held companies.

                  We recommend that you vote "FOR" the election
                      of each of the nominees for director.

Meetings and Committees of the Board

     Our Board of Directors has three standing committees. They are the Executive Committee, the Audit Committee, and the Compensation Committee. The functions and membership of each Committee are described below. The Board does not have a standing nominating committee. During 2001, the Board of Directors held four meetings and acted once by unanimous written consent. Except for one meeting of our Board of Directors at which Mr. Pedersen was absent, all of our directors attended each meeting during 2001.

     The Executive Committee, which is composed of H. Wayne Huizenga and George
D. Johnson, Jr., has the same powers and authority as the Board of Directors and may act when the Board is not in session, subject to the limitations of the Delaware General Corporation Law and our certificate of incorporation and bylaws. The Audit Committee's functions include making recommendations to the Board of Directors on the selection of our independent auditors; reviewing the arrangements for, and scope of, the independent auditors' examination; meeting with the independent auditors, the Board of Directors, and certain of our officers to review the adequacy of internal controls and reporting; and performing any other duties or functions deemed appropriate by the Board of Directors. Messrs. Flynn, Melk, and Pedersen are currently the members of the Audit Committee. The Compensation Committee is responsible for establishing and making recommendations to the Board of Directors regarding salaries to be paid to our officers and is responsible for the administration and interpretation of, and the granting of options under, our various stock option plans. Messrs. Flynn and Melk are currently the members of the Compensation Committee.

     Nominations for election of directors are made by the Board of Directors. Nominations also may be made by a committee appointed by the Board or by any stockholder entitled to vote in the election of directors. See "Submitting Your Proposals For The 2003 Annual Meeting" at the end of this Proxy Statement for a description of the procedures you need to follow if you want to nominate someone as a director.

     During 2001, the Audit Committee held five meetings and the Compensation Committee acted 59 times by unanimous written consent. The Executive Committee did not act during 2001. In 2001, no director participated in less than 75% of the aggregate of all actions of the Board and all actions of committees of the Board on which such director served.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Report of the Audit Committee", "Report of the Compensation Committee", and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Report of the Audit Committee

     The Audit Committee operates under a written charter adopted by the Board of Directors. All members of the Audit Committee meet the independence standards established by the New York Stock Exchange.

     The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of Extended Stay America's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, the independent auditor, the audited financial statements of Extended Stay America, Inc. as of and for the year ended December 31, 2001. Management of Extended Stay America is responsible for those financial statements and the reporting process, including the system of internal controls. The independent auditor is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

     The Audit Committee met privately with PricewaterhouseCoopers, and discussed issues deemed significant by the auditor, including those required by Statements on Auditing Standards No. 61 and No. 90 (Communications with Audit Committees), as amended. In addition, the Audit Committee received from PricewaterhouseCoopers the written disclosures and the letter required by Independence Standards Board Standard No. 1 and the Audit Committee has discussed with PricewaterhouseCoopers its independence from Extended Stay America and its management. The Audit Committee also considered whether the provision of non-audit services by PricewaterhouseCoopers was compatible with maintaining its independence.

     Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be filed with Extended Stay America's Annual Report on Form 10-K for the year ended December 31, 2001.

                               By the Audit Committee:
                                  Donald F. Flynn
                                  John J. Melk
                                  Peer Pedersen

2.   APPOINTMENT OF OUR INDEPENDENT AUDITORS

     Subject to your ratification, the Audit Committee of the Board of Directors has selected, and the Board of Directors has approved, the accounting firm of PricewaterhouseCoopers LLP to serve as our independent auditors for 2002. PricewaterhouseCoopers LLP has served as our independent auditors since the formation of our Company in January 1995 and also has provided non-audit services from time to time.

Audit Fees

     The aggregate fees and expenses of PricewaterhouseCoopers LLP for professional services for the audit of our annual consolidated financial statements for 2001 and the review of the consolidated financial statements included in our Reports on Form 10-Q for 2001 were $187,813.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by PricewaterhouseCoopers LLP to us for financial information system design and implementation services during 2001.

All Other Fees

     The aggregate fees and expenses billed to us for all other services rendered by PricewaterhouseCoopers LLP during 2001 were $428,930. These services included tax services, debt issuance services, human resources consulting, and research.

     All audit and non-audit services provided by PricewaterhouseCoopers LLP are approved by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the auditor's independence.

     Representatives of PricewaterhouseCoopers LLP will be available at the annual meeting to respond to your questions. They have advised us that they do not presently intend to make a statement at the annual meeting, although they will have the opportunity to do so.

       We recommend that you vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2002.

                                  OTHER MATTERS

     We know of no matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 25, 2002, certain information regarding the beneficial ownership of our Common Stock by:

     o each person known by us to be the beneficial owner of 5% or more of the outstanding Common Stock;

     o    each of our directors and executive officers; and

     o    all of our directors and executive officers as a group.

     There were approximately 300 record holders and approximately 6,000 beneficial holders of Common Stock and 93,579,492 shares of Common Stock outstanding on that date.

                                                   Shares Beneficially
                                                           Owned
                                                   -------------------
         Name(1)                                   Number(2)   Percent
         -------                                   ---------   -------
 Capital Research and Management Company (3) ....   6,340,000    6.8%
 FMR Corp. (4) ..................................   5,859,603    6.3
 Cascade Investment, L.L.C. (5) .................   5,442,000    5.8
 H. Wayne Huizenga (6) ..........................  10,710,410   11.3
 George D. Johnson, Jr. (7) .....................   6,619,860    6.9
 Robert A. Brannon (8) ..........................   1,959,158    2.1
 Gregory R. Moxley ..............................     237,229     *
 Donald F. Flynn (9) ............................     933,154     *
 Stewart H. Johnson (10) ........................     946,970    1.0
 John J. Melk ...................................      90,000     *
 Peer Pedersen ..................................   1,387,512    1.5

 All directors and officers as a group
   (8 persons) (6)(7)(8)(9)(10)..................  22,884,293   22.9%

-----------
 *   Represents less than 1% of our outstanding Common Stock.

(1) Unless otherwise indicated, the address of such person is c/o Extended Stay America, Inc., 101 North Pine Street, Suite 200, Spartanburg, South Carolina 29302.

(2) The numbers and percentages of shares owned by the directors, the Named Executive Officers, and by all officers and directors as a group assume in each case that currently outstanding stock options covering shares of Common Stock which were exercisable within 60 days of March 25, 2002 had been exercised by that person or group as follows: (i) H. Wayne Huizenga-1,530,500; (ii) George D. Johnson, Jr.--2,862,500; (iii) Robert A. Brannon-1,476,004; (iv) Donald F. Flynn-90,000; (v) Stewart H. Johnson--90,000; (vi) John J. Melk--90,000; (vii) Peer Pedersen--20,000;
     (viii) Gregory Moxley-216,828; and (ix) all directors and executive officers as a group--6,375,832.

(3) The number of shares of Common Stock shown as beneficially owned was derived from an Amendment to Schedule 13G dated February 11, 2002 filed with the Securities and Exchange Commission by the listed stockholder. Capital Research and Management Company is located at 333 South Hope Street, Los Angeles, California 90071.

(4) The number of shares of Common Stock shown as beneficially owned was derived from an Amendment to Schedule 13G dated February 14, 2001 filed with the Securities and Exchange Commission by the listed stockholder. FMR Corp. is located at 82 Devonshire Street, Boston, Massachusetts 02109.

(5) The number of shares of Common Stock shown as beneficially owned was derived from a Schedule 13G dated February 12, 2002 filed with the Securities and Exchange Commission by the listed stockholder. Cascade Investment, L.L.C. is located at 2365 Carillon Point, Kirkland, Washington 98033.

(6) Includes 9,179,910 shares of Common Stock beneficially owned by Huizenga Investments Limited Partnership, a limited partnership controlled by Mr. Huizenga.

(7) Includes 3,757,360 shares of Common Stock beneficially owned by GDJ, Jr. Investments Limited Partnership, a limited partnership controlled by George
     D. Johnson, Jr.

(8) Includes 483,154 shares of Common Stock beneficially owned by Brannon Investments, L.P., a limited partnership controlled by Mr. Brannon.

(9) Includes 843,154 shares of Common Stock beneficially owned by DNB, L.P., a limited partnership controlled by Mr. Flynn.

(10) Includes 49,088 shares of Common Stock held in a trust for the benefit of George D. Johnson, Jr., of which Stewart H. Johnson is the trustee.

                             EXECUTIVE COMPENSATION

     The following table sets forth, on an annualized basis with respect to salary information, information regarding the compensation we paid to our Chief Executive Officer and each of our other executive officers (hereinafter, the "Named Executive Officers") for all services they rendered to us during 1999, 2000, and 2001. We do not have a restricted stock award program or a long-term incentive plan. Our non-employee directors were paid $6,250 per quarter for their services during 2001, and were reimbursed for their out-of-pocket expenses.

                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                                                        Compensation
                                            Annual Compensation            Awards
                                       ------------------------------   ------------
                                                             Other       Securities
                                                             Annual      Underlying       All Other
    Name and Principal                  Salary   Bonus   Compensation   Options/SARs    Compensation
         Position                Year     ($)     ($)         ($)            (#)             ($)
    ------------------           ----  -------  ------  --------------  -------------  -------------
George D. Johnson, Jr..........  2001     --      --          --            625,000      28,561(1)
   Chief Executive Officer       2000     --      --          --            625,000
                                 1999     --      --          --            625,000      16,953(1)
Robert A. Brannon..............  2001  350,000    --          --            275,000     205,016(2)
   President, Chief Operating    2000  300,000    --          --            375,000
     Officer, Secretary, and     1999  275,000    --          --            275,000       2,622(1)
     Treasurer
Gregory R. Moxley..............  2001  200,000    --          --             50,000       1,558(1)
   Chief Financial Officer,                                                              65,631(2)
     Assistant Secretary and     2000  175,000    --          --            100,000
     Assistant Treasurer         1999  142,500    --          --             36,000

-----------
(1)  Represents income attributed to use of corporate aircraft.

(2)  Represents the taxable portion of reimbursed relocation expenses.

     The following table sets forth individual grants of stock options made to the Named Executive Officers during 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  Potential Realizable
                                                                                    Value at Assumed
                                             Percent of                           Annual Rates of Stock
                                            Total Options                         Price Appreciation
                                             Granted to    Exercise                for Option Term(3)
                          Date of  Options  Employees in   or Base   Expiration  -----------------------
     Name                Grant(1)  Granted   Fiscal Year   Price(2)     Date         5%          10%
     ----                --------  -------  -------------  --------  ----------  ----------  -----------
George D. Johnson, Jr... 10/30/01  625,000     17.10%      $13.04     10/30/11   $5,123,526  $12,984,021
Robert A. Brannon....... 10/30/01  275,000      7.52%      $13.04     10/30/11   $2,254,351  $ 5,712,969
Gregory R. Moxley....... 10/30/01   50,000      1.37%      $13.04     10/30/11   $  409,882  $ 1,038,722

-----------
(1) Except for specific situations, the options granted become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.

(2) Under our various employee stock option plans, the exercise price must be the fair market value of our Common Stock on the date of grant.

(3) These amounts represent certain assumed annual rates of appreciation calculated from the exercise price, as required by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings depend on the future performance of our Common Stock. We cannot assure you that the amounts reflected in this table will be achieved.

The following table provides information about the value of unexercised options to purchase our Common Stock at December 31, 2001 for the Named Executive Officers.

             AGGREGATE 2001 OPTION/SAR EXERCISES AND YEAR END VALUES

                                                         Number of Securities        Value of Unexercised
                                                        Underlying Unexercised       In-the-Money Options/
                                                       Options/SARs at 12/31/01        SARs at 12/31/01*
                             Shares                   ---------------------------  ---------------------------
                           Acquired On      Value     Exercisable   Unexercisable  Exercisable   Unexercisable
         Name             Exercise (#)  Realized ($)      (#)             (#)          ($)             ($)
         ----             ------------  ------------  -----------   -------------  -----------   -------------
George D. Johnson, Jr...       --           --         2,706,250       1,718,750    12,925,820     8,941,992
Robert A. Brannon.......       --           --         1,401,004         781,250    11,935,292     4,278,070
Gregory R. Moxley.......     30,000       378,735        195,328         167,250       846,246       985,759

-----------
* This column indicates the aggregate amount, if any, by which the market value of our Common Stock on December 31, 2001 exceeded the options' exercise price, based on the closing per share sale price of our Common Stock on December 31, 2001 of $16.40 on the New York Stock Exchange.

     As of December 31, 2000, Mr. Moxley, our Chief Financial Officer, Vice President--Finance, Assistant Secretary, and Assistant Treasurer, was indebted to us in the amount of $149,588 in connection with an advance made to him during 1998. That advance was evidenced by a promissory note and bore interest at an annual rate of 8.25%. Mr. Moxley repaid us in full in February 2001.

Equity Compensation Plan Information

     We have six compensation plans (excluding plans assumed by us in connection with acquisitions) under which we may issue our Common Stock to our employees, officers, and directors. These plans are our: Amended and Restated 1995 Employee Stock Option Plan; Amended and Restated 1995 Stock Option Plan for Non-Employee Directors; 1996 Employee Stock Option Plan; 1997 Employee Stock Option Plan; 1998 Employee Stock Option Plan; and 2001 Employee Stock Option Plan. All of these compensation plans have been approved by our stockholders. We do not have any equity compensation plans that have not been approved by our stockholders. The following table provides information about our Common Stock that may be issued upon the exercise of options under all of our equity compensation plans as of December 31, 2001.

                                                Number of                                     Number of
                                         securities to be issued    Weighted-average     securities remaining
                                            upon exercise of       exercise price of     available for future
                                         outstanding options,     outstanding options,   issuance under equity
Plan Category (*)                         warrants, and rights     warrants, and rights   compensation plans
-----------------                        -----------------------  ---------------------  ---------------------
Equity compensation plans
   approved by stockholders ...........        17,813,214                $11.54                9,780,746
Equity compensation plans
   not approved by stockholders .......            --                      --                     --

-----------
* This table does not include information regarding equity compensation plans assumed by us in mergers. A total of 175,000 shares of our Common Stock were issuable at December 31, 2001 upon exercise of options assumed by us in our acquisition of StudioPlus, Inc. in 1997. The weighted-average exercise price per share of those options was $8.15. No additional options may be granted under the assumed StudioPlus plan.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is currently composed of Messrs. Flynn and Melk. It determines the compensation of our executive officers. Neither Mr. Flynn nor Mr. Melk is an employee of the Company nor are they officers of any entity for which one of our executive officers makes compensation decisions.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our executive officers and directors, and any other person who owns more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission.

They also are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of the forms we received, we believe that during 2001 all filing requirements were complied with.

                      REPORT OF THE COMPENSATION COMMITTEE

     The compensation of our executive officers is generally determined by the Compensation Committee of our Board of Directors. The Compensation Committee, which consists of two of our directors who are not officers or employees, also grants stock options to our key employees and consultants. The following report is about compensation paid or awarded to our executive officers during 2001 and is furnished by our directors who then comprised the Compensation Committee.

General Policies

     Our compensation program is intended to enable the Company to attract, motivate, reward, and retain the management talent it needs to achieve its corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is our policy to provide incentives to the Company's senior management to achieve both short-term and long-term goals. To attain these goals, our policy is to provide a significant portion of executive compensation in the form of at-risk, incentive-based compensation, like stock options. We believe that such a policy, which directly aligns the financial interests of management with your financial interests, provides the proper incentives to attract, reward, and retain high quality management. In determining the nature and amounts of compensation for the Company's executive officers, we take into account all factors that we consider relevant, including overall business conditions and those in the lodging industry, the Company's performance in light of those conditions, the market rates of compensation for executives of similar backgrounds and experience, and the performance of the specific executive officer.

     Section 162(m) of the Internal Revenue Code limits the deduction for federal income tax purposes of certain compensation paid by any publicly-held corporation to its chief executive officer and its four other highest compensated officers to $1 million per executive (the "$1 million cap"). The $1 million cap does not apply to "performance-based" compensation plans as defined under Section 162(m). We believe that the Company's stock option plans qualify as "performance-based" plans that are not subject to the $1 million cap. The other compensation currently paid to the Company's executive officers is not expected to exceed the $1 million cap.

Cash Compensation

     Cash compensation paid to the Company's executive officers consists primarily of salary. In 2001, 2000, and 1999, bonuses generally have not been part of our general executive compensation structure.

     We are aware that most executive officers, upon joining the Company, experienced a significant reduction in annual cash compensation from their prior employment. In addition, we believe, based on the general knowledge and experience of our members, that base salaries for the Company's executive officers are generally low relative to (1) cash salaries of similarly sized or otherwise comparable companies, (2) the contributions of the executive officers to the Company's development and growth, and (3) their experience, responsibilities, and achievements. We determine base salaries for executive officers through a subjective assessment of responsibilities and position within the Company, individual performance, and the Company's overall performance. No specific corporate performance measures are considered.

Stock Options

     We consider incentive compensation in the form of stock options to be an integral, important, and relatively large part of executive compensation in particular and employee compensation generally. We have granted all stock options with an exercise price equal to the fair market value of the Common Stock on the grant date.

     We grant stock options generally to executive officers and other corporate level employees upon their commencement of employment and annually near the beginning of each year. When making grants, we consider factors specific to each employee such as salary, position, and responsibilities. We also consider factors such as the rate of the Company's development and growth, revenue growth, and increases in the market value of the Common Stock. Option grants relating to recruiting and employment offers and special circumstances are recommended by management.

Chief Executive Officer Compensation and Stock Options

     George D. Johnson, Jr. founded the Company in January 1995 and has been its Chief Executive Officer since that time. Mr. Johnson's annual compensation was determined using the same criteria that we used to determine compensation levels for other corporate officers and was based on our assessment of Mr. Johnson's overall performance and on information regarding awards made by similar companies. We believe that Mr. Johnson's experience, dedication, and knowledge have been of vital importance to the successful and ongoing growth of the administration and operations of the Company. We did not assign any specific weighting to these factors. In our view, Mr. Johnson's 2001 compensation package reflected an appropriate balance of (1) the Company's performance in 2001, (2) Mr. Johnson's own performance level, and (3) competitive standards. The Company does not pay Mr. Johnson any cash salary or bonus but rather compensates him exclusively through stock option grants. We believe that tying Mr. Johnson's remuneration to the performance of the Company's Common Stock will motivate Mr. Johnson to maximize stockholder value and is consistent with our policy of compensating the Company's senior executives, like Messrs. Huizenga and Johnson, primarily through annual stock option grants.

     For 2001, we granted Messrs. Huizenga, Johnson, Brannon, and Moxley options to purchase 312,000, 625,000, 275,000, and 50,000 shares of Common Stock, respectively, at an exercise price of $13.035 per share.

                                                  By the Compensation Committee:
                                                     Donald F. Flynn
                                                    John J. Melk

                                PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total returns on the Common Stock, the Dow Jones Lodging Index, and the Standard & Poor's 500 Index (assuming dividend reinvestment, except in our case because we have never paid cash dividends on the Common Stock) for the period beginning on December 31, 1996 and ending on December 31, 2001 (which was the last day of our 2001 fiscal year).

                         Comparison of Cumulative Return
                   vs. Dow Jones Lodging and S&P 500 Indices *

                                     [GRAPH]

                                             12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
                                             --------   --------   --------   --------   --------   --------
     Extended Stay America, Inc. ........... $ 100.00   $  61.80   $  52.17   $  37.58   $  63.85   $  81.49
     Dow Jones Lodging Index ............... $ 100.00   $ 131.65   $  95.73   $  91.75   $ 124.94   $ 105.19
     S&P 500 Index ......................... $ 100.00   $ 131.01   $ 165.95   $ 198.35   $ 178.24   $ 154.99

     ------------
     * Assumes $100 invested on December 31, 1996 in the Common Stock, the Dow Jones Lodging Index, and the S&P 500 Index. Historical results are not necessarily indicative of future performance.

                              CERTAIN TRANSACTIONS

     In connection with the operation of our business, we have leased airplanes from companies owned by George D. Johnson, Jr., our Chief Executive Officer, Stewart Johnson, one of our directors, and members of their families. We paid an aggregate of $2,951,000 under those leases for 2001. We believe that the terms of the use of these aircraft were at least as favorable to us as we could have obtained from an unaffiliated third party. We charged approximately $23,000 in 2001 to George D. Johnson, Jr. and other companies controlled by him for their use of those airplanes.

     We also leased space for our regional offices in Spartanburg, South Carolina from companies controlled by George D. Johnson, Jr. and Stewart Johnson. The leases for those regional offices called for aggregate monthly rent of approximately $5,600 plus certain additional charges. We incurred charges of $70,000 under those leases during 2001.

     In 1996, we entered into a ten-year lease for a suite at Pro Player Stadium with a base rent of $115,000 per year. In 1998, we entered into a seven-year lease for a suite at the National Car Rental Center with a base rent of $120,000 per year, which was terminated in 2001. Both of the leases are subject to additional charges and periodic escalation. H. Wayne Huizenga, the Chairman of our Board of Directors, owns Pro Player Stadium. He also is Chairman of the Board of Directors of the company that operates the National Car Rental Center. We believe that the terms of these leases are comparable to those charged to other persons. In addition, in September 2001, we entered into an agreement to sublease our former corporate headquarters in Fort Lauderdale, Florida to NationsRent, Inc. Mr. Huizenga is a director of NationsRent. The sublease is effective January 1, 2002 and provides for monthly rent of $52,157 for a period of three years.

     We use the services of Psychemedics Corporation to perform certain employment related services, including drug screening, with respect to our employees. We paid Psychemedics $479,000 for these services in 2001. Donald F. Flynn, a director of the Company, is also a director of Psychemedics, which is a publicly-traded company. Messrs. Huizenga, Flynn, and Melk beneficially own approximately 11%, 10%, and 10%, respectively, of Psychemedics' common stock.

                             SOLICITATION OF PROXIES

     The Board of Directors will solicit your proxy by mail. Your proxy may also be solicited by directors, officers, and a small number by our employees personally or by mail, telephone, facsimile, or otherwise. These persons will not be compensated for their services. Brokerage firms, banks, fiduciaries, voting trustees, or other nominees will be requested to forward the proxy soliciting material to the beneficial owners of stock held of record by them, and we have hired Proxy Services Corporation to coordinate that solicitation for a fee of approximately $1,500 plus expenses. The entire cost of the Board of Directors' solicitation will be borne by us.

              SUBMITTING YOUR PROPOSALS FOR THE 2003 ANNUAL MEETING

     According to the rules of the Securities and Exchange Commission, if you want to submit a proposal for inclusion in the proxy material to be distributed by us in connection with our 2003 annual meeting of stockholders, you must do so no later than November 29, 2002. Your proposal should be submitted in writing to the Secretary of the Company at our principal executive offices. In addition, our bylaws require that in order for you properly to bring any business before any meeting of stockholders, including nominations for the election of directors, you must provide written notice, delivered to the Secretary of the Company at our principal executive offices, not less than 60 nor more than 120 days prior to the meeting date. In the event that we provide less than 65 days notice or prior public disclosure of the date of the meeting, your notice, in order to be timely, must be received by us not later than the close of business on the seventh day following the day on which we mailed our notice or gave other disclosure of the meeting date. Your notice must include your name and address as it appears on our records and the class and number of shares of our capital stock you beneficially owned on the record date for the meeting. In addition,
(1) for proposals other than nominations for the election of directors, your notice must include a description of the business you want brought before the meeting, your reasons for conducting that business at the meeting, and any material interest you have in that business, and (2) for proposals relating to your nominations of directors, your notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Securities Exchange Act of 1934, as amended.

                                     GENERAL

     It is important that your proxy be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to mark, date, sign, and return without delay your proxy card in the enclosed addressed envelope.

                                             By Order of the Board of Directors
                                             Robert A. Brannon
                                             President, Chief Operating Officer,
                                             Secretary, and Treasurer

================================================================================
 Revocable Proxy - Extended Stay America, Inc.
================================================================================

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

 for the Annual Meeting of Stockholders on May 22, 2002 - 11:00 a.m.


 The undersigned hereby appoints George D. Johnson, Jr. or Robert A. Brannon, or either one of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of Extended Stay America, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 22, 2002, at 11:00 a.m., at Twitchell Auditorium at Converse College, 580 East Main Street, Spartanburg, South Carolina, and at any and all postponements and adjournments thereof, as follows:

 This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted (1) FOR each of the Nominees listed, and (2) FOR the proposal to ratify the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as independent auditors for the Company in 2002. If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

                             YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE, AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                                                                               +



Extended Stay America, Inc.


Use a black pen. Print in
CAPITAL letters inside the grey         [A B C]    [1 2 3]  [X]
areas as shown in this
example.

[_]   Mark this box with an X if you have
      made changes to your name or address details above.

================================================================================
  Annual Meeting Proxy Card
================================================================================

[A]  Election of Directors

1. The Board of Directors recommends a vote FOR the nominees listed:

                             For Withhold                       For    Withhold

01 - H. Wayne Huizenga         [_]  [_]     05 - John J. Melk   [_]      [_]

02 - George D. Johnson, Jr.    [_]  [_]     06 - Peer Pedersen  [_]      [_]

03 - Donald F. Flynn           [_]  [_]

04 - Stewart H. Johnson        [_]  [_]


[B]  Issue
The Board of Directors recommends a vote FOR the following proposal:


                                                             For Against Abstain

2.   To ratify the action of the Board of Directors of the   [_]   [_]    [_]
     Company in appointing PricewaterhouseCoopers LLP as independent auditors for the Company in 2002.

     Mark this box with an X if you plan to attend           [_]
     the Annual Meeting.


3. In their discretion, on such other business as may properly come before the meeting.



This Proxy will be voted in accordance with specifications made. If no choices are indicated, this Proxy will be voted FOR the election of all of the Nominees and FOR Item 2.



[C] Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 29, 2002, and the Annual Report to Stockholders. Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate official position or representative capacity.

Signature 1               Signature 2                     Date (dd/mm/yyyy)
------------------------  ------------------------------  ----------------------


------------------------  ------------------------------  ----------------------